EXHIBIT 99.2


            INSTRUCTIONS FOR USE OF INSPIRE INSURANCE SOLUTIONS, INC.
                            SUBSCRIPTION CERTIFICATES
                          ----------------------------

            CONSULT MELLON INVESTOR SERVICES LLC, YOUR BANK OR BROKER
                               AS TO ANY QUESTIONS

         The following instructions relate to a rights offering (the "Rights Offering") by INSpire Insurance Solutions, Inc., a Texas corporation (the "Company"), to the holders of its common stock, par value $0.01 per share ("Common Stock"), as described in INSpire Insurance Solutions' prospectus dated November 30, 2001 (the "Prospectus"). Holders of record of Common Stock at the close of business on December 3, 2001 (the "Record Date") will receive .66 non-transferable subscription rights (the "Subscription Rights") for each share of Common Stock held by them as of the close of business on the Record Date. An aggregate of 19,012,008 Subscription Rights exercisable to purchase an aggregate of 12,547,927 shares of the Common Stock of INSpire Insurance Solutions are being distributed in connection with the Rights Offering. Each whole Subscription Right is exercisable, upon payment of $.40 (the "Subscription
Price"), to purchase one share of Common Stock (the "Basic Subscription Privilege"). In addition, subject to the allocation described below, each holder of Subscription Rights who fully exercises the Basic Subscription Privilege also has the right to subscribe at the Subscription Price for an unlimited number of additional shares of Common Stock (the "Over-Subscription Privilege") (to the extent available, and subject to proration). The shares of the Common Stock will be available for purchase pursuant to the Over-Subscription Privilege only to the extent that all the shares are not subscribed for through the exercise of the Basic Subscription Privilege by the Expiration Date. If the shares of the Common Stock so available (the "Over-Subscription Shares") are not sufficient to satisfy all subscriptions pursuant to the Over-Subscription Privilege, the available shares will be allocated pro rata among holders of the Subscription Rights exercising the Over-Subscription Privilege, in proportion to the number of shares each such holder has subscribed to purchase pursuant to his or her respective Basic Subscription Privilege; provided, however, that if such pro rata allocation results in any holder being allocated a greater number of Over-Subscription Shares than such holder subscribed for pursuant to the exercise of such holder's Over-Subscription Privileges, then such holder will be allocated only such number of Over-Subscription Shares as such holder subscribed for and the remaining Over-Subscription Shares will be allocated among all other holders exercising Over-Subscription Privileges.

         No fractional Subscription Rights or cash in lieu thereof will be issued or paid. The total number of Subscription Rights issued to each shareholder will be rounded up to the next largest full Subscription Right.

         The Subscription Rights will expire at 5:00 p.m., Eastern Standard Time, on January 9, 2002 (as it may be extended, the "Expiration Date").

         The number of Subscription Rights to which you are entitled is printed on the face of your Subscription Certificate. You should indicate your wishes with regard to the exercise of your Subscription Rights by completing the appropriate section on the back of your Subscription Certificate and returning the Subscription Certificate to the Subscription Agent in the envelope provided.

         THE SUBSCRIPTION AGENT MUST RECEIVE YOUR COMPLETED SUBSCRIPTION CERTIFICATE OR YOUR NOTICE OF GUARANTEED DELIVERY ON OR BEFORE THE EXPIRATION DATE. IN ADDITION, THE SUBSCRIPTION AGENT MUST RECEIVE PAYMENT OF THE
SUBSCRIPTION PRICE, INCLUDING FINAL CLEARANCE OF ANY CHECKS, FOR ALL SUBSCRIPTION RIGHTS EXERCISED, INCLUDING SHARES PURCHASED PURSUANT TO THE OVER-SUBSCRIPTION PRIVILEGE, ON OR BEFORE THE EXPIRATION DATE. ONCE A HOLDER OF SUBSCRIPTION RIGHTS HAS EXERCISED THE BASIC SUBSCRIPTION PRIVILEGE AND/OR THE OVER-SUBSCRIPTION PRIVILEGE, SUCH EXERCISE MAY NOT BE REVOKED.

         1. Subscription Privileges. To exercise Subscription Rights, properly complete and execute your Subscription Certificate and send it, together with payment in full of the Subscription Price for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and the

Over-Subscription Privilege, to the Subscription Agent. Delivery of the Subscription Certificate must be made by mail, by hand delivery or by overnight delivery. FACSIMILE DELIVERY OF THE SUBSCRIPTION CERTIFICATE WILL NOT BE ACCEPTED AND WILL NOT CONSTITUTE VALID DELIVERY. All payments must be made in United States dollars by (a) check or bank draft (cashier's check) drawn on a U.S. bank or money order payable to Mellon Investor Services LLC (acting on behalf of Mellon bank N.A. as Subscription Agent) or (b) wire transfer of immediately available funds to the account maintained by the Subscription Agent for such purpose at The Chase Manhattan Bank, New York, NY, ABA No. 021 000 021, Reorg Account: 323-885489, FBO INSpire Insurance Solutions, Attention: Mellon Investor Services LLC, Evelyn O'Connor (201) 296-4515. The Subscription Price will be deemed to have been received by the Subscription Agent under the conditions described in the paragraph below entitled Acceptance of Payments.

         Banks, brokers, trusts, depositaries or other nominee holders of the Subscription Rights who exercise the Basic Subscription Privilege and the Over-Subscription Privilege on behalf of beneficial owners of Subscription Rights will be required to certify to the Subscription Agent and the Company on a Nominee Holder Certification Form, in connection with the exercise of the Over-Subscription Privilege, as to the aggregate number of Subscription Rights that have been exercised, and the number of shares of Common Stock that are being subscribed for pursuant to the Over-Subscription Privilege, by each beneficial owner of Subscription Rights on whose behalf such nominee holder is acting.

         Acceptance of Payments. Payments will be deemed to have been received by the Subscription Agent only upon (a) the clearance of any uncertified check,
(b) the receipt by the Subscription Agent of any certified check or bank draft (cashier's check) drawn on a U.S. bank, money order or (c) immediately available funds transferred through a wire transfer. IF PAYING BY UNCERTIFIED PERSONAL CHECK, PLEASE NOTE THAT THE FUNDS PAID THEREBY MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR FOLLOWING RECEIPT BY THE SUBSCRIPTION AGENT. ACCORDINGLY, HOLDERS OF SUBSCRIPTION RIGHTS WHO WISH TO PAY THE SUBSCRIPTION PRICE BY MEANS OF UNCERTIFIED PERSONAL CHECKS ARE URGED TO MAKE PAYMENT SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO ENSURE THAT THE SUBSCRIPTION AGENT RECEIVES CLEARED PAYMENT BY SUCH DATE. YOU ARE URGED TO CONSIDER PAYMENT BY MEANS OF A CERTIFIED CHECK, BANK DRAFT (CASHIER'S CHECK) OR MONEY ORDER.

         Procedures for Guaranteed Delivery of a Subscription Certificate. If you are unable to deliver a properly completed Subscription Certificate to the Subscription Agent before the Expiration Date, you may cause a written guarantee substantially in the form available from the Subscription Agent (the "Notice of Guaranteed Delivery"), from a commercial bank, trust company, securities broker or dealer, credit union, savings association or other eligible guarantor institution which is a member of or a participant in a signature guarantee program acceptable to the Subscription Agent, to be received by the Subscription Agent on or prior to the Expiration Date together with payment in full off the applicable Subscription Price. Such Notice of Guaranteed Delivery must state your name, the number of Subscription Rights represented by your Subscription Certificate and the number of Subscription Rights being exercised pursuant to the Basic Subscription Privilege and the number of shares of Common Stock, if any, being subscribed for pursuant to the Over-Subscription Privilege. A Notice of Guaranteed Delivery will guarantee the delivery of your properly completed and executed Subscription Certificate within three Nasdaq trading days following the date of the execution of the Notice of Guaranteed Delivery. If this procedure is followed, the Subscription Agent must receive your Subscription Certificate within three Nasdaq trading days of the date of execution of the Notice of Guaranteed Delivery. Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Subscription Agent at the address, or by calling the telephone number, indicated below.

         Banks, brokers and other nominee holders of Subscription Rights who exercise the Basic Subscription Privilege and the Over-Subscription Privilege on behalf of beneficial owners of Subscription Rights will be required to certify to the Subscription Agent and to the Company, in connection with the exercise of the Over-Subscription Privilege, as to the aggregate number of Subscription Rights that have been exercised, and the number of shares of Common Stock that are being subscribed for pursuant to the Over-Subscription Privilege, by each beneficial owner of Subscription Rights on whose behalf such nominee holder is acting. If more shares are subscribed for pursuant to the Over-Subscription Privilege than are available for purchase, shares will be allocated, as

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

described  above,  among  beneficial  owners  exercising  the  Over-Subscription
Privilege in proportion to the number of shares purchased through the Basic Subscription Privilege.

     Contacting the Subscription Agent. The address, telephone and facsimile numbers of the Subscription Agent are as follows:


                By Mail:                       Facisimile Transmission                     By Hand:
                                            (eligible institutions only):

           Mellon Bank, N.A.                                                          Mellon Bank, N.A.
    c/o Mellon Investor Services LLC                (201) 296-4293             c/o Mellon Investor Services LLC
          Post Office Box 3301                                                     120 Broadway, 13th Floor
          Hackensack, NJ 07606             To confirm receipt of facsimile            New York, NY 10271
    Attn: Reorganization Department                     only:                  Attn: Reorganization Department

                                                    (201) 296-4860


                            If by Overnight Courier:

                                Mellon Bank, N.A.
                        c/o Mellon Investor Services LLC
                     85 Challenger Road - Mail Drop - Reorg
                            Ridgefield Park, NJ 07660
                         Attn: Reorganization Department

         The address and telephone number of Mellon Investor Services LLC for inquiries, information or requests for additional documentation are as follows:

                            44 Wall Street, 7th Floor
                               New York, NY 10005

                                 CALL TOLL-FREE
                                 (800) 953-2599

         Partial Exercises; Effect of Over- and Underpayments. If you exercise less than all of the Subscription Rights evidenced by your Subscription Certificate, the Subscription Agent will issue to you a new Subscription Certificate evidencing the unexercised Subscription Rights. However, if you choose to have a new Subscription Certificate sent to you, you may not receive any such new Subscription Certificate in sufficient time to permit exercise of the Subscription Rights evidenced thereby. If you have not indicated the number of Subscription Rights being exercised, or if you do not deliver the dollar amount sufficient to purchase the number of shares subscribed for, you will be deemed to have exercised the Basic Subscription Privilege with respect to the maximum number of whole Subscription Rights which may be exercised for the Subscription Price payment you deliver. To the extent that the dollar amount you deliver exceeds the product of the Subscription Price multiplied by the number of Subscription Rights evidenced by the Subscription Certificate you deliver (such excess being the "Subscription Excess"), you will be deemed to have exercised your Over-Subscription Privilege to purchase, to the extent available, that number of whole shares of Common Stock equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price.

         2. Delivery of Stock Certificates. The following deliveries and payments to you will be made to the address shown on the face of your Subscription Certificate unless you provide instructions to the contrary on the reverse side of your Subscription Certificate.

                  (a) Basic Subscription Privilege. As soon as practicable after the valid exercise of Subscription Rights and the Expiration Date, the Subscription Agent will mail to each exercising Subscription Rights holder certificates representing shares of Common Stock purchased pursuant to the Basic Subscription Privilege.

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

                  (b) Over-Subscription Privilege. As soon as practicable after the Expiration Date and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected, and taking into account any delays or extensions in closing the Over-Subscription purchases, the Subscription Agent will mail to each Subscription Rights holder who validly exercises the Over-Subscription Privilege the number of shares allocated to such Subscription Rights holder pursuant to the Over-Subscription Privilege. See "About the Rights Offering" in the Prospectus.

                  (c) Excess Payments. As soon as practicable after the Expiration Date and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected, the Subscription Agent will mail to each Subscription Rights holder who exercises the Over-Subscription Privilege any excess funds received (without interest or deduction) in payment of the Subscription Price for shares that are subscribed for but not allocated to such Subscription Rights holder pursuant to the Over-Subscription Privilege.

         3. To Have a Subscription Certificate Divided into Smaller Denominations. To have a Subscription Certificate divided into certificates for smaller numbers of Subscription Rights, send your Subscription Certificate, together with complete instructions (including specification of the whole number of Subscription Rights you wish to be evidenced by each new Subscription Certificate) signed by you, to the Subscription Agent, allowing a sufficient amount of time for new Subscription Certificates to be issued and returned so that they can be used prior to the Expiration Date. Alternatively, you may ask a bank or broker to effect such actions on your behalf. As a result of delays in the mail, the time of the transmittal, the necessary processing time and other factors, you may not receive such new Subscription Certificates in time to enable you to complete an exercise by the Expiration Date. Neither the Company nor the Subscription Agent will be liable to you for any such delays.

         4.       Execution.
                  ---------

                  (a) Execution by Registered Holder. The signature on the Subscription Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Subscription Certificate without any alteration or change whatsoever. Persons who sign the Subscription Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority so to act.

                  (b) Execution by Person Other than Registered Holder. If the Subscription Certificate is executed by a person other than the holder named on the face of the Subscription Certificate, proper evidence of authority of the person executing the Subscription Certificate must accompany the same unless the Subscription Agent, in its discretion, dispenses with proof of authority.

                  (c) Signature Guarantees. Your signature must be guaranteed by an Eligible Guarantor Institution if you specify special issuance or delivery instructions.

         5. Method of Delivery. The method of delivery of Subscription Certificates and the payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Subscription Rights holder. If sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent prior to the Expiration Date.

         6. Special Provisions Relating to the Delivery of Subscription Rights through Depository Facility Participants. In the case of holders of Subscription Rights that are held of record through The Depository Trust Company ("DTC"), exercises of the Basic Subscription Privilege and the Over-Subscription Privilege may be effected by instructing DTC to transfer Subscription Rights
(such Subscription Rights, "Depository Rights") from the DTC account of such holder to the DTC account of the Subscription Agent, together with payment of the Subscription Price for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege.


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